UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2020

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 8, 2020, NortonLifeLock Inc. (the “Company”) announced that Natalie M. Derse accepted an offer to become the Company’s Chief Financial Officer effective July 8, 2020. Ms. Derse replaces Matt Brown who has served as the Company’s Interim Chief Financial Officer since December 2019. Mr. Brown will return to his role as the Company’s Vice President of Finance and Chief Accounting Officer, and will continue to serve as the Company’s principal accounting officer.

Ms. Derse, 42 years old, previously served in numerous financial capacities with eBay, Inc., a global commerce marketplace, from July 2011 through July 2020, most recently as its Vice President and Chief Financial Officer, Global Product, Platform, Payments, Risk and Trust. Prior to joining eBay, Ms. Derse served in a variety of capacities at Stanley Black & Decker, Inc., a manufacturer of hand and power tools, from February 2008 through July 2011. Before that, Ms. Derse spent over ten years in numerous financial roles with General Electric Company, a global digital industrial company. Ms. Derse holds a Bachelor of Science degree in Finance from the University of Dayton, Ohio.

A summary of the material terms and conditions of Ms. Derse’s employment offer letter is set forth below. The summary is qualified in all respects by reference to Ms. Derse’s employment offer letter, which is attached as Exhibit 10.01 hereto and is incorporated herein by reference. The employment offer letter has no specified term, and Ms. Derse’s employment with the Company will be on an at-will basis. Ms. Derse will be eligible to participate in the Company’s employee and executive benefit programs, including the Company’s Executive Severance Plan and Executive Retention Plan, and will enter into the Company’s standard form of indemnification agreement for executive officers.

Base Salary and Target Bonus. Pursuant to her employment offer letter, Ms. Derse will receive an annual base salary of $475,000. She will also participate in the Company’s Executive Annual Incentive Plan and will have an annual bonus target of 80% of her annual base salary.

Equity Grants. Ms. Derse will also be granted a long-term incentive equity award for fiscal 2021 with an aggregate fair value of $4,250,000. The award will be comprised of 50% time-based restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PRUs”).

The RSUs will have a three-year vesting provision, with 50% of the shares vesting approximately one year from the grant date, 25% vesting approximately 2 years from the grant date and 25% vesting approximately 3 years from the grant date. The PRU portion of the award shall vest in full upon the completion and achievement of the three-year performance period ending on March 31, 2023. Both the RSUs and PRUs shall be subject to the standard terms and conditions of the Company’s RSU and PRU award agreements. The RSUs and PRUs shall be valued at the time the grants are formally approved and made by the Company’s Compensation and Leadership Development Committee.

There are no arrangements or understandings between Ms. Derse and any other persons pursuant to which she was selected as Chief Financial Officer. There are also no family relationships between Ms. Derse and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing the foregoing leadership changes is filed as Exhibit 99.01 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.01	Offer Letter with Natalie M. Derse dated June 19, 2020
99.01	Press release dated July 8, 2020
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: July 8, 2020	By:	/s/ Bryan Ko
Bryan Ko Chief Legal Officer & Corporate Secretary